Exhibit 10.1

Stock Option Agreement

«Date of Agreemente»

This is a Stock Option Agreement (the “Agreement”) between Saks Incorporated (the “Company”) and the individual who has executed this Agreement above the signature line “Signature of Optionee”) (the “Optionee”). This Agreement is made pursuant to the Company’s 2009 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement have the same definitions ascribed to such terms in the Plan.

Terms and Conditions

The Company and the Optionee agree as follows:

1. Options Covered.

a. For any Stock Option granted to the Optionee pursuant to Section 6 of the Plan (each an “Option Grant”), this Agreement, the Plan, and each Grant Document (defined below) will govern. Each Option Grant will be evidenced by a document (“Grant Document”) given to the Optionee that will set forth the amount, Exercise Price (as defined below), exercisability (vesting schedule), and other terms of the Option Grant. In this Agreement the words (i) “exercise of the Options” and similar words used in this Agreement mean the purchase of shares of Common Stock subject to an Option Grant in accordance with this Agreement, (ii) “Exercise Price” means the price per share of Common Stock that the Optionee must pay to the Company to exercise an option as specified by the Company in a Grant Document. The Optionee is not required to exercise a Stock Option. The Stock Options granted under this Agreement shall not be Incentive Stock Options.

b. No Option may be exercised after the date that is the seventh anniversary of the Option’s date of grant and will terminate on that date (the “Option Termination Date”).

2. Exercisability of Options.

a. Except as the Grant Document may otherwise specify for an Option Grant and (i) subject to the other Sections of this Agreement and the Plan, and (ii) unless the Options have terminated or have been forfeited in accordance with this Agreement or the Plan, the Optionee on or before the Option Termination Date may purchase shares of Common Stock subject to an Option Grant as follows:

Percent Of Number Of Shares Specified In The Option Grant That May Be Purchased	Date After Which Shares May Be Purchased
25%	First anniversary of date of grant
50%	Second anniversary of date of grant
75%	Third anniversary of date of grant
100%	Fourth anniversary of date of grant

The above vesting schedule applies only if the Grant Document is silent as to vesting.

3. Exercising the Options.

a. The Optionee may exercise Stock Options that are exercisable in accordance with Section 2 and that have not terminated or been forfeited in accordance with this Agreement or the Plan. To exercise Stock Options included as part of an Option Grant, the Optionee must, on or prior to the Option Termination Date for the Option Grant, notify the Company (attention: Senior Stock Plan Administrator) of the number of whole shares of Common Stock the Optionee intends to purchase. The Optionee may not purchase less than 100 shares of Common Stock upon any exercise unless the number of shares of Common Stock subject to the Stock Options at the time of exercise is less than that number. Unless otherwise directed by the Company and subject to Section 9 of this Agreement, the Optionee must include payment of the Exercise Price times the number of shares of Common Stock to be purchased (the “Purchase Price”). The date on which the Optionee delivers the written notice to the Company in accordance with this subsection a. is referred to in this Agreement as the “Exercise Date.” Any fraction of a share of Common Stock that would be required to pay the Purchase Price will be disregarded and the remaining amount due will be paid in cash by the Optionee.

b. The Optionee must pay the Purchase Price in accordance with Section 6.4 of the Plan.

4. Termination of Employment.

a. Except as provided in this Section 4 and in Section 5, the Optionee may not exercise Stock Options unless the Optionee is then in the employ of the Company or an affiliated corporation, and the Optionee has remained continuously so employed since the date of grant of the Stock Options.

b. If the Optionee’s employment terminates (other than by reason of disability, retirement from employment with the Company at age 65, or death), the Optionee may, for a period of three months from the date of termination, exercise all Stock Options that are exercisable as of the date of termination in accordance with Section 2 (determined in accordance with subsection d. of this Section 4) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan.

c. If the Optionee’s employment terminates by reason of retirement from employment with the Company at age 65 or disability (in the case of disability, as determined by the Company), the Optionee may, for a period of one year from the date of termination, exercise all Stock Options that are exercisable in accordance with Section 2 (determined in accordance with subsection d. of this Section 4) and that have not otherwise terminated or been forfeited as of the date of termination of employment in accordance with this Agreement or the Plan.

d. For purposes of subsections b. and c. of this Section 4, the number of shares of Common Stock that may be purchased upon exercise of the Stock Options in accordance with Section 2 will be determined as of the date of termination and not as of the date the Stock Options are exercised or any other date.

5. Change of Control. The Optionee’s rights upon a Change of Control are set forth in Section 37 of the Plan.

6. No Right to Continued Employment or Service. The Optionee acknowledges the provisions set forth in Section 18 of the Plan.

7. Death of Optionee.

If the Optionee dies (a) while employed by the Company or an affiliated corporation , (b) within twelve months after termination due to retirement from employment with the Company at age 65 or disability, or (c) within three months after termination for any other reason, the Optionee’s beneficiary may, for a period of one year from the date of the Optionee’s death, exercise all Stock Options that are exercisable in accordance with Section 2 (determined in accordance with the next sentence of this Section 5) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan. The number of shares of Common Stock that may be purchased upon exercise of the Stock Options in accordance with Section 2 will be determined, in the case of section 5(a) as of the date of death and in the case of sections 5(b) and 5(c), as of the date of termination of employment.

8. Non-Transferability of Options. Except as provided in the Plan, Stock Options are not transferable.

9. Rights as a Stockholder. Neither the Optionee nor the permitted transferee of the Stock Options will have any right as a stockholder with respect to the shares of Common Stock subject to the Stock Options until the Company issues a stock certificate to the Optionee or the permitted transferee of the Options for the shares of Common Stock acquired upon exercise of the Stock Options in accordance with this Agreement. If the record date for any dividend or distribution precedes the Company’s issuance of a stock certificate for shares of Common Stock acquired upon exercise of the Stock Options in accordance with this Agreement, neither the Optionee nor the permitted transferee of the Options will be entitled to the dividend or distribution with respect to the shares of Common Stock represented by the stock certificate.

10. Forfeiture of Options.

(a)The Optionee will forfeit all unexercised Stock Options if (i) in the opinion of the Committee, the Optionee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity to be competitive with any business or activity conducted by the Company or any of its subsidiaries; or (ii) the Optionee performs any act or engages in any activity that in the opinion of the Committee is in conflict with or adverse to the interest of the Company or any of it subsidiaries.

(b) If within six months following an Optionee’s termination of employment, the Optionee, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity determined by the Committee to be competitive with any business or activity conducted by the Company or any of its subsidiaries, the Optionee shall pay to the Company an amount in cash equal to the amounts realized in connection with the Optionee’s exercise of Stock Options on or after, or within six months prior to, the Optionee’s termination of employment.

11. Tax Withholding. The Optionee acknowledges the tax withholding requirements described in Section 19 of the Plan.

12. The Plan Controls. This Agreement does not undertake to express all conditions, terms and provisions of the Plan. The grant of a Stock Option is subject in all respects to all of the requirements (including, without limitation, tax withholding), restrictions, limitations and other terms and provisions of the Plan, which, by this reference, are incorporated herein to the same extent as if copied verbatim. This Agreement will be governed by and construed in accordance with the Plan. If any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement occurs, the provisions of the Plan will be controlling and determinative.

13. Severability. If any one or more of the provisions contained in this Agreement or in any Grant Document are invalid, illegal or unenforceable, the other provisions of this Agreement or the Grant Document, as the case may be, will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14. Notices. Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Human Resources Department

Saks Incorporated

12 East 49th Street

New York, New York 10017

Attn: Senior Stock Plan Administrator

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

Saks Incorporated

By:	/S/ CHRISTINE A. MORENA
Executive Vice President- Corporate Human Resources

«Name»

Name of Optionee

Signature of Optionee

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